Exhibit 99.1

Media Contact:

Quiana Pinckney

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply, Inc. Announces Fiscal 2013 First-Quarter Results

•             Net sales increased 12.6 percent to $2.1 billion

•             Operating income improved 133 percent to $100 million

•             Adjusted EBITDA increased 23.3 percent to $164 million

•             $785 million of liquidity

ATLANTA, GA — June 4, 2013 — HD Supply, Inc. today reported net sales for the fiscal 2013 first quarter ended May 5, 2013 of $2.1 billion, an increase of $232 million, or 12.6 percent, as compared to the first quarter of fiscal 2012.  Gross profit for the first quarter of fiscal 2013 increased by $75 million, or 14.3 percent, to $598 million compared to $523 million for the first quarter of fiscal 2012. Gross profit for the first quarter of fiscal 2013 was 28.9 percent of net sales compared to 28.5 percent of net sales for the first quarter of fiscal 2012.

Business and Financial Highlights

•                  Net sales and Adjusted EBITDA growth in all four of the company’s largest businesses: Facilities Maintenance, Waterworks, Power Solutions, and White Cap.

•                  Amended the company’s Term Loan Facility to lower the borrowing margin by 275 basis points.

•                  Extinguished $889 million of the company’s 13.5 percent Senior Subordinated Notes.

Operating income for the first quarter of fiscal 2013 increased by $57 million, or 133 percent, to $100 million compared to $43 million for the first quarter of fiscal 2012.  The improvement in operating income reflects sales growth of 12.6 percent and an approximately 210 basis point decline in operating expenses as a percent of net sales.  Loss from continuing operations for the first quarter of fiscal 2013 was $131 million, which included a $40 million loss on extinguishment of debt.  Loss from continuing operations for the first quarter of fiscal 2012 was $376 million, which included a $220 million loss on extinguishment of debt.  Excluding the loss on extinguishment of debt in both periods, loss from continuing operations in the first quarter of 2013 improved $65 million as compared to the first quarter of fiscal 2012.

“The fiscal 2013 first quarter was yet a further continuation of our strong performance as we continue to benefit from growth in our businesses and strengthening market conditions,” stated Joe DeAngelo, CEO of HD Supply. “We’re pleased with the first-quarter results, marking our 12th consecutive quarter of year-over-year sales growth.”

Adjusted EBITDA for the first quarter of fiscal 2013 increased 23.3 percent to $164 million from $133 million in the first quarter of fiscal 2012.  Adjusted EBITDA for the first quarter of fiscal 2013 increased to 7.9 percent of net sales versus 7.2 percent of net sales for the first quarter of fiscal 2012.  The increase in the Adjusted EBITDA rate reflects our continued focus on operating efficiency and the leveraging of fixed costs through sales volume increases. The company presents Adjusted EBITDA to provide additional information to evaluate its operating performance and its ability to service its debt. Reconciliations of GAAP measures to non-GAAP Adjusted EBITDA are included at the end of this press release.

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America.  The company provides a broad range of products and value-add services to approximately 500,000 professional customers with leadership positions in maintenance, repair and operations, infrastructure and power and specialty construction sectors.  With more than 600 locations across 46 states and nine Canadian provinces, the company’s approximately 15,000 associates provide localized, customer-driven services including jobsite delivery, will call or direct-ship options, diversified logistics and innovative solutions that contribute to its customers’ success.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our annual report on Form 10-K for the year ended February 3, 2013, filed on April 16, 2013 with the Securities & Exchange Commission (“SEC”), which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

HD SUPPLY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, unaudited

	Three Months Ended
	May 5, 2013	April 29, 2012
Net Sales	$2,068	$1,836
Cost of sales	1,470	1,313
Gross Profit	598	523
Operating expenses:
Selling, general and administrative	439	397
Depreciation and amortization	59	83
Total operating expenses	498	480
Operating Income	100	43
Interest expense	147	166
Loss on extinguishment of debt	40	220
Other (income) expense, net	1	—
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	(88)	(343)
Provision (benefit) for income taxes	43	33
Income (Loss) from Continuing Operations	(131)	(376)
Income (loss) from discontinued operations, net of tax	—	16
Net Income (Loss)	$(131)	$(360)

Non-GAAP financial data:
Adjusted EBITDA	$164	$133

HD SUPPLY, INC.

CONSOLIDATED BALANCE SHEETS

Amounts in millions, unaudited

	May 5, 2013	February 3, 2013

ASSETS
Current assets:
Cash and cash equivalents	$88	$141
Cash equivalents restricted for debt redemption	—	936
Receivables, less allowance for doubtful accounts of $21 and $23	1,089	1,008
Inventories	1,079	987
Deferred tax asset	7	42
Other current assets	46	49
Total current assets	2,309	3,163
Property and equipment, net	397	395
Goodwill	3,138	3,138
Intangible assets, net	440	473
Other assets	175	165
Total assets	$6,459	$7,334

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$849	$693
Accrued compensation and benefits	81	160
Current installments of long-term debt	10	899
Other current liabilities	170	291
Total current liabilities	1,110	2,043

Long-term debt, excluding current installments	6,620	6,430
Deferred tax liabilities	106	104
Other liabilities	343	348
Total liabilities	8,179	8,925

Stockholder’s equity (deficit):
Common stock, par value $0.01; authorized 1,000 shares; issued and outstanding 1,000 shares at May 5, 2013 and February 3, 2013	—	—
Paid-in capital	2,699	2,696
Accumulated deficit	(4,416)	(4,285)
Accumulated other comprehensive loss	(3)	(2)
Total stockholder’s equity (deficit)	(1,720)	(1,591)
Total liabilities and stockholder’s equity (deficit)	$6,459	$7,334

Non-GAAP Financial Measures

To provide clarity, internally and externally, about HD Supply’s operating performance for the recently completed fiscal quarter, HD Supply supplemented its reporting of loss from continuing operations with non-GAAP measurements, including Adjusted EBITDA. This supplemental information should not be considered in isolation or as a substitute for the GAAP measurements.  Additional information regarding the Adjusted EBITDA referred to in this press release is included in our filings with the SEC, including a Current Report on Form 8-K filed concurrently with the issuance of this press release.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure under U.S. GAAP, to Adjusted EBITDA for the periods presented (amounts in millions).

	Three Months Ended
	May 5, 2013	April 29, 2012
Net income (loss)	$(131)	$(360)
Less income (loss) from discontinued operations, net of tax	—	16
Income (loss) from continuing operations	(131)	(376)
Interest expense, net	147	166
Provision (benefit) from income taxes	43	33
Depreciation and amortization (i)	60	83
Other (income) expense, net (ii)	1	—
Loss (gain) on extinguishment of debt (iii)	40	220
Stock-based compensation (iv)	3	5
Management fee & related expenses paid to Equity Sponsors (v)	1	1
Other	—	1
Adjusted EBITDA	$164	$133

(i)           Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations and Comprehensive Income (Loss).

(ii)        Represents the costs related to the modification of debt and other non-operating (income)/expense.

(iii)     Represents the loss/(gain) on extinguishment of debt including the premium/(discount) paid to repurchase or call the debt as well as the write-off of unamortized deferred financing costs and other assets or liabilities associated with such debt.

(iv)    Represents the stock-based compensation costs for stock options.

(v)       The Company entered into a management agreement whereby the Company pays the Equity Sponsors a $5 million annual aggregate management fee and related expenses through August 2017.